UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

August 31, 2023

Date of Report (Date of Earliest event reported)

SHARING SERVICES GLOBAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55997	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Tennyson Parkway, Suite 400, Plano, Texas 75024
(Address of principal executive offices)

Registrant’s telephone number, including area code:	469-304-9400

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange in which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Exchange Agreement

Effective August 31, 2023, Sharing Services Global Corporation (the “Company”), entered into an Exchange Agreement (the “Exchange Agreement”) with Decentralized Sharing System, Inc. (“DSSI”), pursuant to which, DSSI agreed to cancel the obligations of the Company under that certain promissory note, dated June 15, 2022, between the Company and DSSI (the “Note”), including the aggregate principal amount of the Note, together with unpaid interest of $26,169,367.33 in exchange for 26,000 shares of the Company’s Series D Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”, and such transaction, the “Exchange”). The Exchange was consummated on August 31, 2023.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Series D Preferred Stock

The Series D Preferred Stock consists of 26,000 shares. From the first date of issuance of any Series D Preferred Stock, each Holder of the Series D Preferred Stock (each a “Holder”) shall be entitled to receive cumulative dividends be paid by the Company in cash at the rate of twenty-five percent (25%) per annum of the operating income of the Company, before other dividends and bonuses from the date of the first issuance of any shares of the Series D Preferred Stock. Accrued and unpaid dividends shall be payable in cash commencing on August 31, 2024 and continuing each annual anniversary of such date until the redemption of the Series D Preferred Stock or the Company’s satisfaction of its obligations to DSSI.

The Holders may redeem the whole or any part of the outstanding Series D Preferred Stock starting September 1, 2028. Any such redemption shall be pro rata with respect to all Holders. Upon redemption, the Company shall pay for each share redeemed the amount of (a) $1,000 per share, payable in cash, and (b) any unpaid accumulated dividends of the Series D Preferred Stock. Such redemption may be in part or in whole.

So long as the Series D Preferred Stock is outstanding, a majority of Holders (owning fifty percent (50%) or more) of Preferred D Stock will be entitled to designate individuals to the board of directors of the Company (the “Board”) as necessary to maintain a ratio of at least 28.5% of the filled Board seats, subject to confirmation by the Board, to fill any vacancy in such Board seats and to remove and replace any individuals designated to fill such Board seats. Without the prior written consent of the holders of fifty percent (50%) or more of the outstanding shares of the Series D Preferred Stock, the Company shall not (i) authorize or issue additional or other capital stock that is of junior, equal or greater rank to the shares of the Series D Preferred Stock in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company, (ii) amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series D Preferred Stock, and (iii) directly or indirectly declare, pay or make any dividends or other distributions upon any of the Common Stock, if any shares of the Series D Preferred Stock are outstanding.

The foregoing description of the Series D Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Designation, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the issuance of an aggregate of 26,000 shares of Series D Preferred Stock is incorporated herein by reference. The issuance of the Series D Preferred Stock was not registered under the U.S. Securities Act of 1933, as amended (the “Act”) or any state securities law, and such issuance was undertaken in reliance upon the exemption from the registration requirements of the Act, pursuant to Section 3(a)(9).

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 above and Item 5.03 below with respect to the Series D Preferred Stock is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 with respect to the Series D Preferred Stock is incorporated herein by reference. In connection with the closing of the Exchange described under Item 1.01 above, on August 31, 2023 the Company filed with the Secretary of State of the State of Nevada the Certificate of Designation, which became effective on August 31, 2023.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series D Preferred Stock, dated August 31, 2023
10.1	Exchange Agreement between Sharing Services Global Corporation and Decentralized Sharing System, Inc., dated August 31, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2023	SHARING SERVICES GLOBAL CORPORATION

	By:	/s/ John Thatch
John Thatch
Chief Executive Officer and Vice Chairman of the Board of Directors